EXHIBIT 23.8

RULE 438 CONSENT

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of M-Wave, Inc. in the Registration Statement on Form S-4 filed by M-Wave, Inc. with the Securities and Exchange Commission.

/s/ Jack Henry
Name: Jack Henry
Date: October 18, 2007